Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of American Xanthan Corporation, a Wyoming corporation (the “Company”), for the period ending December 31, 2014 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002), that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification (i) is given to such officers’ knowledge, based upon such officers’ investigation as such officers reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

Dated: April 10, 2015	By: /s/ Henry Luce
Henry Luce
Chariman of the Board, Chief Executive Officer and President
(Principal Executive Officer)

Dated: April 10, 2015	By: /s/ Michael Waldorf
Michael Waldorf
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer